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                                                                      Exhibit 99





Contact:
Jennifer P. Davis                             direct phone:  803.748.2353
Corporate Communications                      fax:  803.748.8420
                                              email:  jennifer.davis@seibels.com


FOR IMMEDIATE RELEASE

             THE SEIBELS BRUCE GROUP, INC. ANNOUNCES RESULTS OF THE SHAREHOLDER VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS

Columbia, South Carolina, 27 February 2004--The Seibels Bruce Group, Inc., (OTC Bulletin Board: SBIG) today announced the results of the shareholder vote at the Special Meeting of Shareholders to amend the Company's Articles of Incorporation to effect a 1-for-1,000 reverse stock split of the Company's common stock and pay $3.00 per share to the holders of shares that would be converted to a fraction of one share.

"We are pleased to report that our shareholders have approved the proposed amendment that enables Seibels Bruce to terminate its obligation to make annual, periodic and other filings with the Securities and Exchange Commission," said Michael A. Culbertson, president. "We anticipate going private will result in a significant and recurring reduction of expenses that will provide value for our remaining shareholders."

The Seibels Bruce Group, Inc., headquartered in Columbia, South Carolina, is a holding company for four property and casualty insurance companies that offer commercial, nonstandard automobile and homeowners insurance. In addition, Seibels Bruce offers claim administration services to insurance companies and
other  businesses  through  INS;  flood  zone  determination   services  through
America's Flood Services, Inc.; and managing general agency services through Seibels, Bruce & Company. Additional information about Seibels Bruce can be found online at http://www.seibels.com.
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Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.
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